Exhibit 5.1

www.duanemorris.com	FIRM and AFFILIATE OFFICES NEW YORK LONDON SINGAPORE
January 20, 2012	PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SAN DIEGO BOSTON HOUSTON
LOS ANGELES HANOI HO CHI MINH CITY ATLANTA BALTIMORE WILMINGTON MIAMI
Petroleum Development Corporation 120 Genesis Boulevard P.O. Box 26 Bridgeport WV 26330	PITTSBURGH NEWARK LAS VEGAS CHERRY HILL BOCA RATON LAKE TAHOE MEXICO CITY ALLIANCE WITH MIRANDA & ESTAVILLO

Re:	Petroleum Development Corporation
Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Petroleum Development Corporation, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 20, 2012 under the Securities Act of 1933, as amended (the “Securities Act”).
The Registration Statement relates to the issuance and sale from time to time by the Company on a delayed or continuous basis pursuant to Rule 415 of the General Rules and Regulations (“Rule 415”) promulgated under the Securities Act of an indeterminate number of: (i) shares of the Company's common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company's preferred stock, par value $0.01 per share (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”); (iii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) warrants to purchase Depositary Shares (the “Depositary Shares Warrants” and, together with the Common Stock Warrants and Preferred Stock Warrants, the “Equity Warrants”); (vi) unsecured debt securities, which may be senior (“Unsecured Senior Debt Securities”), senior subordinated (“Unsecured Senior Subordinated Debt Securities”) or subordinated (“Unsecured Subordinated Debt Securities”) (collectively, the “Unsecured Debt Securities”); (vii) secured debt securities, which may be senior (“Secured Senior Debt Securities”), senior subordinated (“Secured Senior Subordinated Debt Securities”) or subordinated (“Secured Subordinated Debt Securities”) (collectively, the “Secured Debt Securities” and, together with the Unsecured Debt Securities, the “Debt Securities”); (viii) warrants to purchase Debt Securities (the “Debt Security Warrants”

DUANE MORRIS LLP

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Petroleum Development Corporation
January 20, 2012

and, together with the Equity Warrants, the “Warrants”); (ix) contracts for the purchase and sale of Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Warrants (the “Purchase Contracts”); (x) units consisting of one or more of any of the Common Stock, Preferred Stock, Depositary Shares, Debt Securities or Warrants or the debt obligations of third parties (the “Units”); and (xi) Common Stock, Preferred Stock, Depositary Shares and Debt Securities that may be issued upon exercise or settlement of Warrants, Purchase Contracts or Units, or that may be issued upon exchange or conversion, whichever is applicable, of Preferred Stock or Debt Securities. The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Purchase Contracts, the Warrants and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and any prospectus supplements (collectively the prospectus and any prospectus supplements are referred to as the “Prospectus”) and pursuant to Rule 415 for an indeterminate aggregate initial offering price.
The Depositary Shares will be issued pursuant to one or more deposit agreements (each a “Deposit Agreement”), between the Company and such depositary as shall be named therein (the “Depositary”).
The Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and such warrant agent as shall be named therein (the “Warrant Agent”). Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”
The Debt Securities may be issued in one or more series under: (i) the indenture, dated as of February 8, 2008, between the Company and The Bank of New York, a New York banking corporation (the “2008 Trustee”), as supplemented by the first supplemental indenture thereto, dated as of February 8, 2008 (together, the “2008 Indenture”); (ii) the indenture, dated as of November 23, 2010, between the Company and The Bank of New York Mellon (the “2010 Trustee” and, together with the 2008 Trustee, the “Trustees”) (the “2010 Indenture”); and (iii) other indentures that the Company enters into in the future with respect to the issuance of Debt Securities (the “Future Indentures” and, together with the 2008 Indenture and 2010 Indenture, the “Indentures”).
The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each a “Purchase Contract Agreement”) between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).
Units that include an interest in Common Stock, Preferred Stock or Depositary Shares (collectively, the “Equity Units”) may be issued pursuant to one or more unit agreements (each, an “Equity Unit Agreement”) between the Company and such unit agent as shall be named therein (each, an “Equity Unit Agent”). Units that do not include an interest in Common Stock, Preferred Stock or Depositary Shares (the “Non-Equity Units”) may be issued pursuant to one or

Petroleum Development Corporation
January 20, 2012

more unit agreements (each, a “Non-Equity Unit Agreement” and, together with the Equity Unit Agreement(s), the “Unit Agreements”) between the Company and such unit agent as shall be named therein (each, a “Non-Equity Unit Agent” and, together with the Equity Unit Agent(s), the “Unit Agents”).
In connection with this letter we have examined the Registration Statement, the Rights Agreement, the Indentures, and the forms of Debt Securities that may be issued under the Indentures, which have been filed with the Commission as exhibits to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
In our examination we have assumed: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such documents; (e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, instruments, certificates and other documents we have reviewed; and (f) the absence of any undisclosed modifications to the documents reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others whom we have further assumed were authorized to make such statements and representations.
We also have assumed that (1) each of the Indentures is the valid and legally binding obligations of the applicable Trustee thereunder; (2) at the time of execution, authentication, issuance and delivery of the Debt Securities, such indenture, including the Indentures, will be the valid and legally binding obligation of the applicable Trustee thereunder; (3) at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the applicable Depositary; (4) at the time of execution, countersignature, issuance and delivery of the Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; (5) at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will be the valid and legally binding obligation of the applicable Purchase Contract Agent; and (6) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the applicable Unit Agent.
We have assumed further that (1) at the time of execution, authentication, issuance and delivery of Future Indentures and the Debt Securities thereunder, such Future Indentures will have been duly authorized, executed and delivered by the Company in accordance with all applicable laws (excepting the law of the State of Nevada and the federal law of the United

Petroleum Development Corporation
January 20, 2012

States), and (2) the execution, delivery and performance by the Company of Future Indentures and the Debt Securities thereunder will not violate any applicable laws (excepting the law of the State of Nevada and the federal law of the United States).
We have assumed further that at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company.
We have assumed further that (1) at the time of execution, countersignature, issuance and delivery of the Warrants, the related Warrant Agreements will have been duly authorized, executed and delivered by the Company in accordance with all applicable laws (excepting the law of the State of Nevada and the federal law of the United States) and (2) the execution, delivery and performance by the Company of such Warrant Agreements and Warrants will not violate any applicable laws (excepting the law of State of Nevada and the federal law of the United States).
We have assumed further that at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will have been duly authorized, executed and delivered by the Company.
We have assumed further that (1) at the time of execution, authentication (as applicable), issuance and delivery of the Units, the related Unit Agreements will have been duly authorized, executed and delivered by the Company in accordance with all applicable laws (excepting the law of the State of Nevada and the federal law of the United States) and (2) the execution, delivery and performance by the Company of such Unit Agreements and the Units, will not violate any applicable laws (excepting the law of State of Nevada and the federal law of the United States).
In rendering the opinions expressed herein, we have assumed further that: (i) the Registration Statement, and any amendments thereto, will comply with all then applicable laws and regulations and such effectiveness will not have been terminated or rescinded; (ii) an applicable Prospectus Supplement will have been prepared and timely filed with the Commission describing the Securities offered thereunder; (iii) all Securities will be issued and sold in compliance with then applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) with respect to an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereunder will be duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) there will be sufficient shares of Common Stock or Preferred Stock, as the case may be, authorized under the Second Amended and Restated Articles of Incorporation of the Company as in effect at the time of the offering of Securities and not otherwise reserved for other issuance; and (vi) with respect to any Securities offered, any other proceedings that are required by then applicable laws will be timely and properly completed in connection with such offering.

Petroleum Development Corporation
January 20, 2012

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.
2. With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters, (b) due filing of the Certificate of Designation related thereto and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.
3. With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, and (2) the execution and delivery of any Deposit Agreement, (b) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the Deposit Agreement and (c) the due execution, issuance and delivery of the depositary receipts evidencing the Depositary Shares, against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.
4. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board or the authorized officers of the Company (the “Authorized Officers”), as applicable, to authorize and approve the execution and delivery of any related Warrant Agreement, the terms of the offering thereof and related matters, and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or the Authorized Officers, as applicable, and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
5. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate

Petroleum Development Corporation
January 20, 2012

action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board or duly Authorized Officers and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or the Authorized Officers and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
6. With respect to the Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the execution and delivery of any related Purchase Contract Agreement, the terms of the offering thereof and related matters by the Board, and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
7. With respect to the Equity Units, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve (1) the issuance and terms of the Equity Units, the terms of the offering thereof and related matters, (2) the execution and delivery of any related Equity Unit Agreement and (3) the issuance and terms of the Securities that are a component part of the Equity Units, the terms of the offering thereof and related matters, (b) the due filing of a Certificate of Designation establishing the terms of any Preferred Stock that is a component of the Equity Unit and (c) the due execution, countersignature, issuance and delivery of each Security that is a component of the Equity Unit, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Equity Unit Agreement and such agreement, such Equity Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
8. With respect to the Non-Equity Units, assuming (a) the taking of all necessary corporate action by the Board or the Authorized Officers, as applicable, to authorize and approve (1) the issuance and terms of the Non-Equity Units, the terms of the offering thereof and related matters, (2) the execution and delivery of any related Non-Equity Unit Agreement and (3) the issuance and terms of the Securities that are a component part of the Non-Equity Units, the terms of the offering thereof and related matters and (b) the due execution, countersignature, authentication, issuance and delivery of each Security that is a component of the Non-Equity Unit, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board or the Authorized Officers, as applicable, and otherwise in accordance with the provisions of the applicable Non-

Petroleum Development Corporation
January 20, 2012

Equity Unit Agreement and such agreement, such Non-Equity Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
Our opinions set forth in paragraphs 3 through 8 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
We express no opinion under, or view with respect to, either directly or indirectly, laws other than the law of the State of Nevada and the federal law of the United States. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are limited to the foregoing laws, including applicable rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.
We hereby consent to the filing of this letter with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Certain Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. The opinions in this letter are expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,
Duane Morris LLP